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                         CORPORATE GOVERNANCE AGREEMENT

     AGREEMENT, dated as of the 28th day of February, 1995, by and among Cooper Life Sciences, Inc., a Delaware corporation ('CLS'), Unistar Gaming Corp., a Delaware corporation ('UGC'), Watermark Investments Limited, a corporation organized under the laws of the Commonwealth of the Bahamas ('Watermark'), and James W. Spencer ('Spencer').

                                W I T N E S S E T H :

     WHEREAS, pursuant to the terms of the Agreement and Plan of Reorganization, dated as of the 28th day of February, 1995, by and among UGC, Watermark, Spencer, Unistar Entertainment, Inc., a Colorado corporation ('Unistar'), and UEI Acquisitionco, Inc., a Colorado corporation ('Acquisitionco'), at the effective time of the merger of Acquisitionco with and into Unistar (the 'Merger'), all of the issued and outstanding shares of Common Stock of Unistar will be automatically converted into shares of Common Stock of UGC; and

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WHEREAS, as the stockholders of Unistar, Watermark and Spencer will acquire,  as a result of said Merger, an aggregate of 6,178,130 newly issued and outstanding shares of UGC representing approximately 72.5% of the outstanding Common Stock of UGC; and

WHEREAS, at the effective time of the Merger, CLS will be the owner of 2,343,695 shares of Common Stock of UGC, representing approximately 27.5% of the outstanding Common Stock of UGC; and

WHEREAS,  in  connection  with  the  implementation  of  the  Merger,  CLS   has
transferred cash and property to UGC having an aggregate value of approximately $5 million; and

WHEREAS, it is CLS' intention to distribute substantially all of the shares of UGC Common Stock which are owned by CLS to its stockholders, on a pro rata basis; and

WHEREAS, subparagraph 6.4 of the Agreement and Plan of Reorganization provides for the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of and in reliance upon the representations, warranties and covenants herein and in the Reorganization Agreement contained, the parties hereto hereby agree as follows:

     1. UGC Board Representation.

           1.1 CLS Designees. During the period commencing on the date hereof and terminating on the sixth anniversary of the date hereof, UGC, Watermark and Spencer shall, if requested by CLS, each use his or its reasonable best efforts to cause the nomination and election to UGC's Board of Directors of a number of persons who are designated by CLS which shall be equal to one-third (rounded up to the nearest whole number) of UGC's entire Board of Directors (i.e., one-third of the number of members of the Board of Directors if there were no vacancies on the Board).

           1.2 Election of Designees. In connection with the rights of CLS which are described in subparagraph 1.1 above:

             (i) UGC shall only be obligated to nominate designees of CLS who are reasonably acceptable to UGC;

             (ii) Watermark and Spencer shall each vote or cause to be voted all shares of UGC Common Stock which (a) are owned by them, beneficially or of record, or (b) either of them otherwise has the power or authority to vote, for the election of CLS' designees for election to UGC's Board of Directors;

             (iii)  In the  event that  any Director  who is  a designee  of CLS ceases to be a member of UGC's Board of Directors, by reason of death, resignation, retirement, disqualification, removal from office or otherwise, then in such event, the vacancy created thereby shall be, as soon as is practicable, filled by a person who is a designee of CLS;

             (iv) Whenever necessary to maintain the proportionality required by subparagraph 1.1 above: (A) CLS shall cause one or more of the Directors who are designated by it to resign from the Board of Directors of UGC; and (B) UGC shall cause the Board of Directors to be increased or decreased in size, as appropriate;

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(v)  The respective obligations of Watermark and Spencer to vote their shares of
UGC Common Stock as provided in clause (ii) above shall automatically terminate with respect to any of such shares of UGC Common Stock which are, after the date hereof, sold by either of them to an unrelated third party in an arm's-length transaction or in a public offering pursuant to a Registration Statement under the Securities Act of 1933, as amended (unless they retain the right to vote or reacquire such shares). Subject to the foregoing, neither Watermark nor Spencer shall sell or otherwise transfer any of their shares of UGC Common Stock unless the transferee shall have first executed and delivered a written agreement, in form and substance satisfactory to CLS, to the effect that said transferee agrees to be bound by the terms hereof; and

(vi) Watermark and Spencer each hereby agrees that the certificates representing their shares of UGC Common Stock shall bear a legend to the effect that the right to vote the shares represented thereby are subject to the provisions of this Agreement.

        2. Certain Covenants. UGC, Watermark and Spencer each hereby agrees (i) not to take any action, direct or indirect, which would be inconsistent with the provisions hereof, and (ii) to take all such actions, and to execute and deliver all such documents and instruments (including, in the case of Spencer and Watermark, but not limited to, written consents as stockholders of UGC), which CLS may at any time and from time to time after the date hereof reasonably request in order to more fully perfect or protect the rights intended to be granted to CLS pursuant to this Agreement.

     3. General Provisions. 3.1 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as of the date delivered, transmitted or mailed if delivered personally, transmitted by telecopier (with confirmation of receipt), or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

          If to UGC, to:

          Unistar Gaming Corp.
     160 Broadway
     New York, New York 10038
     Telecopier No.: (212) 791-5367

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          Copy to:
     Tenzer Greenblatt LLP
     405 Lexington Avenue
     New York, New York 10174
     Telecopier No.: (212) 573-4313
     Attention: Harold L. Schneider, Esq.

          If to Watermark, to:
     Watermark Investments Limited
     Bahamas International Trust Co.
     Bank Lane
     Nassau, Bahamas
     Telecopier No.: (809) 326-5020
     Attention: Ms. Veronica Moncur

          Copy to:
     Varner, Stephens, Humphries & White
     Suite 1700 Riverwood
     3350 Cumberland Circle
     Atlanta, Georgia 30339
     Telecopier No.: (404) 850-7070
     Attention: William W. Hopson, Esq.

          If to Spencer, to:
     Mr. James W. Spencer
     8446 Bronze Lane
     Highlands Ranch, Colorado 80126

          Copy to:
     Kreutz & Associates, P.C.
     5655 South Yosemite Street
     Suite 200
     Englewood, Colorado 80111
     Telecopier No.: (303) 793-0923
     Attention: James K. Kreutz, Esq.

        3.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

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        3.3  Entire Aqreement. This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements with respect thereto.

        3.4 Amendments. This Agreement may only be amended by a written instrument executed by all of the parties hereto.

        3.5 Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        3.6 Specific Performance. Each of UGC, Watermark and Spencer hereby acknowledges and agrees that CLS' remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by any of them of the provisions of this Agreement, in addition to any remedies at law, CLS, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other remedy which may then be available.

        3.7 Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and CLS and their respective heirs, legal representatives, successors and assigns.

        3.8 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or effect the meaning or interpretation of any of the terms or provisions of this Agreement.

        3.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and

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the  same agreement and shall become effective when one or more counterparts has been signed by each of the parties hereto, and delivered to each of the other parties hereto.

        IN WITNESS WHEREOF, this Agreement has been executed and delivered by parties hereto as of the date first above written.

                                          UNISTAR GAMING CORP.

                                          By:     MEL SCHNELL
                                            ------------------------------------

                                          Name: Mel Schnell
                                            Title:  Chairman and Chief
                                                 Executive Officer

                                          WATERMARKS INVESTMENTS LIMITED

                                          By: ROBERT A. BERMAN
                                          --------------------------------------

                                          Name: ROBERT A. BERMAN
                                          Title:  Managing Director

                                                     JAMES W. SPENCER
                                          --------------------------------------

                                                     James W. Spencer

AGREED TO AND ACCEPTED AS OF THE DATE ABOVE WRITTEN:

COOPER LIFE SCIENCES, INC.

By: MEL SCHNELL
    -------------------------------------------------------------
    President

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